Exhibit 23.4

TAHOTA (BEIJING) LAW FIRM

May 19, 2022

Zhong Yuan Bio-Technology Holdings Limited

Suite 901, Tesbury Centre

28 Queen’s Road East

Wanchai, Hong Kong

Attn: CHANG Ting Ting

CONSENT TO FILE LEGAL OPINION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Dear Sirs,

1. Introduction

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”). We are acting as PRC counsel to Zhong Yuan Bio-Technology Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with a Registration Statement filed with the United States Securities and Exchange Commission on Form F-1 (SEC File No. 333-235983) under the Securities Act of 1933, as amended, including Post-Effective Amendment No. 7 (collectively the “Registration Statement”). Our legal opinion is included as an Exhibit to Post-Effective Amendment No. 7 to the Registration Statement.

2. Consent

Notwithstanding the language included in our legal opinion, we hereby consent to the use and filing of our legal opinion as an Exhibit to the Registration Statement and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

_/s/ Tahota (Beijing) Law Firm________________________________

TAHOTA (BEIJING) LAW FIRM